EXHIBIT 10(Z)

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

IN RE:                                                CASE NO.: 97-22199-BKC-RBR

THE SINGING MACHINE COMPANY, INC., CHAPTER 11
Tax ID# 95-3795478

         DEBTOR.
                                 /
---------------------------------



                     DEBTOR'S AMENDED PLAN OF REORGANIZATION

                                                   FURR AND COHEN, P.A.
                                                   Attorneys for Debtor
                                                   By:  Robert C. Furr, Esq. and
                                                   Lisa J. Chaiklin Aflalo, Esq.
                                                   1499 West Palmetto Park Road
                                                   Suite 412
                                                   Boca Raton, FL 33486
                                                   (561) 395-0500

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

(a)      Definitions - Article I                                              1

(b)      Classification of Claims and Interests -
         Article II                                                          11

(c)      Treatment of Claims and Interests under the
         Plan - Article III                                                  11

(d)      Impairment - Article IV                                             15

(e)      Means of Execution and Security for
         Installment Payments - Article V                                    15

(f)      Executory Contracts - Article VI                                    16

(g)      Effect of Confirmation - Article VII                                17

(h)      Cram Down, Modification, Substantive
         Consolidation - Article VIII                                        17

(i)      Retention of Jurisdiction - Article IX                              18

(j)      Officers and Directors - Article X                                  19

(k)      Miscellaneous - Article XI                                          20

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                     DEBTOR'S AMENDED PLAN OF REORGANIZATION

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Plan, the following terms shall have the respective meanings set forth below, and such meanings shall be equally applicable to the singular and plural forms of the terms defined unless the context requires otherwise. Those terms no specifically defined in this Plan shall have the meanings ascribed to them by the code.

         ACTIONS

         All actions that a trustee or debtor-in-possession is empowered to bring pursuant to 11 U.S.C. Sections 542-553 of the Code, and any other cause of action, lawsuit, adversary proceeding, contested matter, claim objection, or right of the Debtor or the Estate against any Person.

         ADMINISTRATIVE CLAIM

         A Claim for payment of an administrative expense under Section 503 of the Code that is entitled to priority under Section 507(a)(1) of the Code. Administrative Claims include claims for the provision of goods or services that are incurred by the Debtor in the ordinary course of business.

         ADMINISTRATIVE CLAIMANT

         The holder of an Administrative Claim.

         ALLOWED AMOUNT

         With Respect to a Claim, (a) the amount of a Claim that was listed in the Debtor's Schedules (as originally filed in the Case) as not disputed, contingent or unliquidated, if the holder of such Claim has not filed a proof of claim with the Court within the applicable period of limitation fixed by the Court pursuant to Rule 3003(c)(3) of the Rules, or (b) if a holder of a Claim has filed a proof of claim with the Court within the applicable period of limitation fixed by the Court pursuant to Rule 3003(c)(3)

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of the Rules: (I) the amount stated in such proof of claim or in the Schedules if no objection to such proof of claim or amount listed in the Schedules has been interposed within the applicable period of limitation fixed by the Code or Rules, or as otherwise fixed by the Court, or (ii) such amount as shall be fixed by an order of the Court which has become a Final Order, if an objection has been interposed within the applicable period of limitation fixed by the Code, the Rules, or the Court, or (c) with respect to a Fee Request, such amount as shall be fixed by an order of the Court which has become a Final Order. In no event shall the Allowed Amount of any Priority Claim or Unsecured Claim include interest accrued on such Claim after the Filing Date.

         ALLOWED CLAIM

         Any Claim which is not a Disputed Claim for which an Allowed Amount has been finally determined in such Allowed Amount. The Allowed Amount of each Secured Claim shall include, pursuant to Section 506(b) of the Code, interest on such Claim, and any reasonable fees, costs, or charges provided for under the agreement(s) under which such Claim arose incurred as a result of any breach or default, act or omission occurring through the Effective Date or by reason of the Plan, Confirmation or Substantial Consummation.

         ALLOWED INTEREST

         Any Interest which has not been timely disputed, or if timely disputed, which has been allowed by order of the Court which has become a Final Order.

         ARTICLE

         One of the numbered Articles of the Plan.

         ASSETS

         All of the right, title and interest of the Debtors in and to property of any type or nature including the patents, licenses, technologies and the Actions and all other Property of the Estate.

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         ASSUMED CONTRACT

         An Executory Contract (as modified or amended pursuant to the Plan, prior order of the Court or by agreement of the parties) that is assigned to the Reorganized Debtor pursuant to the Plan.

         BUSINESS DAY

         A day other than a Saturday, a Sunday or a day on which commercial banks in South Florida are authorized or required to close.

         CASE

         This Chapter 11 Case No. 97-22199-BKC-RBR United States Bankruptcy Court for the Southern District of Florida.

         CLAIM

         (a) A right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured; and (c) without limiting the generality of the foregoing, all Administrative Claims, Priority Claims, Secured Claims and unsecured Claims.

         CLASS

         A group of Claims or Interests classified together pursuant to the Plan.

         CLASS 1

         The unsecured priority claims of employees of the Debtor as described, classified and treated in Article 3.5 of the Plan.

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         CLASS 2

         The Secured Claim of Bankers Capital as described, classified and treated in Article 3.6 of the Plan.

         CLASS 3

         The Secured Claim of Toyota Motor Credit Corporation as described, classified and treated in Article 3.7 of the Plan.

         CLASS 4

         The Claims of Convenience Claims as described, classified and treated in Article 3.8 of the Plan.

         CLASS 5

         The Claims of general unsecured creditors as described, classified and treated in Article 3.9 of the Plan.

         CLASS 6

         The equity interests of the holders of common shares of the Debtor as described, classified and treated in Article 3.10 of the Plan.

         CODE

         The Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ.

         COMMON STOCK

         The Common Stock, par value $0.01 per share, of the Debtor to be issued to certain Claim holders and Interest Holders pursuant to the Plan.

         CONFIRMATION

         The entry by the Court of the Confirmation Order.

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         CONFIRMATION DATE

         The date on which the Clerk of the Court enters the Confirmation Order on the docket.

         CONFIRMATION HEARING

         A hearing held by the Court on confirmation of the Plan pursuant to
Section 1128 of the Code.

         CONFIRMATION ORDER

         The order entered by the Court confirming the Plan, which shall contain such provisions as the Proponent desires and shall otherwise be in form and substance satisfactory to the Proponent.

         CONVENIENCE CLAIMS

         The Claims by those general unsecured creditors which are equal to or less than $300.00 in amount.

         COURT

         The United States Bankruptcy Court, Southern District of Florida including any Bankruptcy Judge thereof and any court having competent jurisdiction to hear appeals from the Bankruptcy Judges thereof.

         CREDITOR

         Any Person holding a Claim or Interest, including Administrative Claimants and Claims of the kind specified in Sections 502(b), 502(h) and 502(i) of the Code, and such Person's heirs, successors, assigns, executors and personal representatives.

         DEBTOR or DEBTOR IN POSSESSION

         The Singing Machine Company, Inc. Any reference in the Plan to the "Debtor" shall also include the Debtor in its capacity as debtor in possession in the Case, and vice versa.

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         DISCLOSURE STATEMENT

         The Disclosure Statement filed by the Debtor in connection with the Plan and approved by the Court for submission to Creditors as the same may be amended from time to time.

         DISPUTED AMOUNT

         With respect to a particular Disputed Claim, that amount which is equal to the difference, if any, between the Face Amount of such Claim and the amount, if any, of such Claim which the party objecting thereto concedes.

         DISPUTED CLAIM

         Any Claim for which an Allowed Amount has not yet been determined and with respect to which an objection has been interposed on or prior to the Confirmation Date or such other date as may be fixed by the Court.

         DISPUTED INTEREST

         Any Interest which has not yet been allowed and with respect to which an objection has been interposed on or prior to the Confirmation Date or such other date fixed by the Court.

         EFFECTIVE DATE

         The tenth day after the Confirmation Order becomes final, or such other date as this Court shall order.

         ESTATE

         The estate created in the Case pursuant to Section 541 of the Code.

         EXECUTORY CONTRACT

         A contract or unexpired lease to which Debtor is a party and that is executory within the meaning of Section 365 of the Code.

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         FACE AMOUNT

         With respect to a particular Claim, (a) if the holder of such Claim has not filed a proof of claim with the Court within the applicable period of limitation fixed by the Court pursuant to Rule 3003(c)(3) of the Rules, the amount of such Claim that was listed in the Schedules (as originally filed in the Case) as not disputed, contingent or unliquidated; or (b) if the holder of such Claim has filed a proof of claim with the Court within the applicable period of limitation fixed by the Court pursuant to Rule 3003(c)(3) of the Rules, the amount stated in such proof of claim, or (c) with respect to a Fee Request, the net amount to which the applicant would be entitled if its application were to be granted in full.

         FEE REQUEST

         An application or request for payment by the Estate of fees, compensation for services rendered or reimbursement of expenses, pursuant to Rule 2016 of the Rules or other applicable provision of the Code or the Rules.

         FILING DATE

         April 11, 1997, the date the Debtor filed its Chapter 11 petition with the Court.

         FINAL ORDER

         An order or judgment of the Court as entered on the docket that has not been reversed, stayed, modified or amended, and respecting which the time to appeal, petition for certiorari or seek reargument, review or rehearing has expired and as to which no appeal, reargument, petition for certiorari, review or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek review or rehearing has been waived in writing in a manner satisfactory to the Proponents, or, if any appeal, reargument, petition for certiorari, review or rehearing thereof as been denied, the time to take any further appeal or to seek certiorari or further rehearing, review of

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reargument has expired.

         If any provision of the Plan requires the entry of a Final Order as a condition to the occurrence or performance of an act, the Debtor may waive such requirement.

         INTEREST HOLDERS

         Equity interest of the holders of common stock of the Debtor.

         LIEN

         A charge against or interest in any item of Property of the Estate to secure payment of a debt or performance of an obligation.

         PERSON

         Any individual, sole proprietorship, partnership (general or limited), joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body, political subdivision or department thereof).

         PLAN

         This Plan of Reorganization in the present form or as it may be modified, amended or supplemented from time to time.

         PRIORITY CLAIM

         A Claim (other than an Administrative Claim) that is entitled to priority under Section 507 of the Code.

         PRIORITY TAX CLAIM

         A Claim (other than an Administrative Claim) that is entitled to priority under Section 507(a)(8) of the Code.

         PRO RATA

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         Proportionately, so that the ratio of the amount of consideration distributed on account of a particular Allowed Claim to the Allowed Amount of such Claim is the same as the ratio of the amount of consideration distributed on account of all Allowed Claims of the Class in which the particular Claim is included to the amount of all Allowed Claims of that Class. Whenever a Disputed Claim has not been finally resolved, an appropriate reserve for payment of such Disputed Claim shall be established so that there will be sufficient monies available to make a Pro Rata distribution to the holder of such Disputed Claim upon final resolution of the dispute.

         PROPERTY OF THE ESTATE

         The property defined in Section 541 of the Code and any other property right or interest of the Debtor.

         PROPONENT

         The Debtor

         REJECTED CONTRACT

         An Executory Contract that is rejected at any time during the Case or pursuant to Article VI of the Plan.

         REJECTION CLAIM

         A Claim arising under Section 502(g) of the Code in its Allowed Amount.

         RULES

         The Federal Rules of Bankruptcy Procedure, the Federal Rules of Civil Procedure and/or the Local Rules of the Bankruptcy Court.

         SCHEDULES

         The schedules of assets and liabilities originally filed by the Debtor with the Court and as the same may be amended from time to time.

                                        9

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         SECURED CLAIM

         A Claim secured by a lien on property in which the Estate has an interest or that is subject to set-off under Section 553 of the Code to the extent of the value of the interest attributable to such Claim in the Estate's interest in such property or to the extent of the amount subject to set-off.

         SECURED CREDITOR

         The holder of a Secured Claim.

         SECURED TAX CLAIMS

         Ad valorem taxes assessed against the personal property owned by the Debtor.

         SUBSTANTIAL CONSUMMATION

         Following the occurrence of Confirmation, the date that the first dividend is distributed to creditors.

         UNSECURED CLAIM

         A Claim other than a Secured Claim, a Priority Claim or an Administrative Claim.

         UNSECURED CREDITOR

         The holder of a unsecured Claim

         WAGE CLAIMS

         The claims of employees for wages, salaries or commissions earned within ninety (90) days before the date of the filing of the Petition to the extent of $4,000.00 as provided in Section 507(a)(3) of the Code.

         RULES OF CONSTRUCTION AND INTERPRETATION

         The following rules of construction shall be applicable for all purposes of the Plan unless the context clearly requires otherwise:

         The terms "include," "including" and similar terms shall be construed as if followed

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by the phrase "without being limited to."

         1. Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

         2. All article, section and exhibit or appendix captions are used for convenience and reference only and in no way define, limit or describe the scope or intent of, on in any way affect, any such article, section, exhibit or appendix.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

            2.1 An allowed Claim is part of a particular class only to the extent that the Allowed Claim qualifies within the definition of that Class and, is in a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class.

                                   ARTICLE III

                TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

            3.1 GENERAL. All payments under this Plan shall commence ten days after confirmation.

            3.2 ADMINISTRATIVE CLAIMS. All Allowed Administrative Claims shall be paid:

            (a) in full on the Effective Date or, if such Claim is objected to, the Date of a Final Order allowing any such Administrative Claim;

                                       OR

            (b) upon such other terms as may be agreed to between the Debtor and each such Administrative Claimant.

            Administrative costs are estimated to be approximately $100,000.00 above what has

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been paid to Furr and Cohen as a retainer.

            All case related payments for services, costs, and expenses will be subject to Court approval. All payments shall be from cash on hand.

            3.3 All fees due under 11 U.S.C. ss. 1129(a)(12) shall be paid as required by 28 U.S.C. ss. 1930.

            3.4 TAX CLAIMS. - Allowed Tax Claims, estimated by management to total $7,500.00, specified in 11 U.S.C. Section 507(a)(8) shall be paid in full at confirmation.

            3.5 CLASS 1 -- WAGE CLAIMS

         DESCRIPTION: Class 1 consists of the unsecured priority claims of employees of the Debtor. The Debtor estimates the aggregate amount of Class 1 Claims to be $10,000.00.

         TREATMENT: Class 1 Claimants will be paid up to a maximum of $4,000.00 per claimant in accordance with the provisions of Sections 507 of the Code on the Effective Date.

         IMPAIRMENT. Class 1 Claims are unimpaired.

            3.6 CLASS 2 -- BANKERS CAPITAL.

         DESCRIPTION: Class 2 consists of the secured claim of Bankers Capital in the amount of $124,000.00, secured by a lien on certain of the Debtor's Assets, as described in the factoring agreement and as approved by prior Court Orders.

         TREATMENT: The Class 2 claim of Bankers Capital shall be paid according to the terms of its contract with the Debtor, which contract is current.

         IMPAIRMENT. Class 2 claim is unimpaired.

            3.7 CLASS 3 -- TOYOTA MOTOR CREDIT CORPORATION

         DESCRIPTION: Class 3 consists of the Secured Claim of Toyota Motor Credit Corporation, which is secured by a Lien on a forklift.

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         TREATMENT: The Class 3 claim shall be paid according to its contract, which is current.

         IMPAIRMENT. Class 3 Claim is unimpaired.

            3.8 CLASS 4 -- ADMINISTRATIVE CONVENIENCE CLAIMS

         DESCRIPTION: Class 4 consists of Convenience Claims.

         TREATMENT: Class 4 claims will receive a cash payment of ten percent (10%) of the amount of their Allowed Claim on the Effective Date.

         IMPAIRMENT: Class 4 is impaired.

            3.9 CLASS 5 -- GENERAL UNSECURED CLAIMS

         DESCRIPTION: Class 5 consists of the claims of general unsecured creditors.

         TREATMENT: Unsecured creditors will be given a choice at confirmation to elect the following:

            OPTION A: a cash payment of ten percent (10%) of the amount of their Allowed Claim, payable five percent (5%) on the Effective Date and five percent (5%) six (6) months thereafter;

                                       or

            OPTION B: issuance on the Effective Date of shares of New Common Stock of the reorganized Company on the following basis: for each Two Dollars ($2.00) of an Allowed Claim, each Claimant shall receive one share of New Common Stock.

            Creditors will elect Option A or Option B on the ballot. In the event a creditor fails to elect a treatment on the ballot or fails to vote, such creditor will be deemed to have elected Option B.

         IMPAIRMENT. Class 5 is impaired.

            3.10 CLASS 6 -- INTEREST HOLDERS

         DESCRIPTION: Class 6 consists of the equity interests of the holders of the Old Common Stock

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of the Debtor.

         TREATMENT: Interest Holders will have their interest diluted by ninety percent (90%) at confirmation, so that for each share of existing pre-petition common stock owned, they will receive one-tenth (1/10) of a share of New Common Stock in the reorganized Company (1 x 10 reverse split).

         IMPAIRMENT. Class 6 is impaired.

         AGREEMENT TO LESS FAVORABLE TREATMENT

         Any Creditor of Interest Holder may agree to less favorable treatment than is provided for such Creditor in the Plan. The obligations of the Debtor under this Plan may be prepaid in full or in part without penalty.

            3.11 PAYMENT OF U.S. TRUSTEE'S FEES: Notwithstanding any other provisions of the Plan to the contrary, the Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C ss. 1930(a)(6), within ten (10) days of the entry of the order confirming this Plan, for pre-confirmation periods and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Debtor, as a reorganized Debtor, shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss. 1930(a)(6), until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court, or upon the entry of an Order by the Bankruptcy court dismissing this case or converting this case to another Chapter under the United States Bankruptcy Code, and the reorganized Debtor shall provide to the United States Trustee upon the payment of each post-confirmation payment an appropriate affidavit indicating all the cash disbursements from the relevant period.

            3.12 BLANK BALLOTS Any Ballot not filed in accordance with the filing instructions on the Ballot pertaining to this Plan shall not be counted for voting purposes.

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                                   ARTICLE IV

                                   IMPAIRMENT

            4.1 Claims in Classes 4, 5 and 6 are impaired under this Plan. Impaired classes will be treated as fully set forth in Article III above.

                                    ARTICLE V

                  MEANS OF EXECUTION AND SECURITY FOR PAYMENTS

            5.1 The distribution of cash required under the Plan, shall be made from available funds of the Debtor or as may be available for distribution on or before the Effective Date or, as otherwise agreed to by Debtor and the holders of Allowed Priority Claims and Allowed Unsecured Claims.

            5.2 The Distribution of cash required under Article III of the Plan shall, as set forth in such Article, be made from the continuing operations of Debtor prior to the Effective Date or by the reorganized Debtor following the Effective Date.

            5.3 [Omitted]

            5.4 Upon the entry of the Confirmation Order, the reorganized Debtor shall be vested with all of its property free and clear of all claims and interests of creditors, except as otherwise provided for herein.

            5.5 After the entry of an Order of Confirmation, the reorganized Debtor shall continue its business and manage its affairs without further supervision of the Court.

            5.6 Furr and Cohen shall be the initial disbursing agent and shall be responsible for making the payments under the Plan due on the Effective Date. All payments thereafter will be made by the Debtor. The payments shall be as provided in Article III.

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            5.7 UNCLAIMED DISTRIBUTIONS. Any checks mailed by the disbursing agent for the initial payment to a particular creditor which remains unclaimed ninety (90) days after mailing, shall constitute "unclaimed funds" which shall become the Debtor's property. A distribution of funds is unclaimed, if, without limitation, the holder of a Claim entitled thereto does not cash a check or returns a check or if the check mailed to the holder at the address set forth in the Debtor's Schedule of Liabilities or set forth in a proof of claim filed by such holder is returned by the United States Postal Service as undeliverable. Any funds unclaimed shall be forfeited by the holder otherwise entitled thereto, and all rights, title and interest therein shall thereupon vest in the Reorganized Debtor.

                                   ARTICLE VI

                               EXECUTORY CONTRACTS

            6.1 Any and all Executory Contracts and unexpired leases of the Debtor not expressly assumed herein, assumed prior to the Confirmation Date, or not at the Confirmation Date the subject of pending application to assume, shall be deemed to be rejected.

            6.2 Debtor has present intentions to assume certain leases of office equipment and its music licensing contracts. The debtor intends to file motions to assume same prior to the Confirmation date.

            6.3 Any claims for rejected contracts shall be paid in Class 5 upon determination by agreement or by the Court. Any proof of claim for damages arising from the rejection must be filed with ;the Court within thirty (30) days after the entry of an Order allowing the rejection of the contract.

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                                   ARTICLE VII

                             EFFECT OF CONFIRMATION

            7.1 DISCHARGE - Except as otherwise provided in this Plan, Confirmation of the Plan and full compliance and performance with the Plan, shall be deemed to have discharged the Debtor from any Claim that arose on or prior to the confirmation Date, and any Claim of a kind specified in Section 502(g), (h) or (i) of the Code, whether or not:

            (a) a Proof of the Claim is filed or deemed to be filed under Sections 501 and 1111(a) of the Code;

            (b) such Claim is allowed under Section 502 of the Code; or

            (c) the holder of such Claim has accepted the Plan.

            The payments to be made by Debtor pursuant to this Plan shall be in full settlement and satisfaction of all Claims against Debtor.

                                  ARTICLE VIII

               CRAM DOWN, MODIFICATION, SUBSTANTIVE CONSOLIDATION

                            UTILIZATION OF CRAM DOWN

            If all of the applicable provisions of 11 U.S.C. ss. 1129(a) other than paragraph (8), are found to have been met with respect to the Plan, Debtor may seek confirmation pursuant to 11 U.S.C. ss. 1129(b) of the Code. For the purposes of seeking confirmation under the Cram-down provisions of the Code, should that alternative means of confirmation prove to be necessary, Debtor reserves the right to modify or vary the treatment of the claims of the rejecting Classes so as to comply with ss. 1129(6) of the Code.

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                              MODIFICATION OF PLAN

            PRIOR TO CONFIRMATION At any time prior to the Confirmation Date, the Proponent may modify the Plan, but may not modify the Plan so that the Plan as modified fails to meet the requirements of Sections 1122 and 1123 of the Code. If the Proponent files a modification with the Court, the Plan as modified shall become the Plan.

            AFTER CONFIRMATION. At any time after the Confirmation Date, and before Substantial Consummation, the Proponent may modify the Plan but may not modify the Plan so that the Plan as modified fails to meet the requirements of Sections 1122 and 1123 of the Code. The Plan as modified under this Section becomes the Plan only if the Court, after notice and a hearing, confirms such Plan, as modified, under Section 1129 of the Code.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

            9.1 From and after entry of the Confirmation order, the Bankruptcy Court shall retain such jurisdiction as is legally permissible over the reorganization Case for the following purposes:

            (a) to hear and determine any and all objections to the allowance on any Claim or any controversy as to the classification of Claims;

            (b) to hear and determine any and all applications for compensation and reimbursement of expenses to professionals as well as to hear and determine claims entitled to priority under Section 507(a)(1) of Title 11;

            (c) to enable the Debtor to prosecute any and all proceedings which may be brought to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtor may be entitled under applicable provision of the Code or any other Federal, State or local

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laws; including causes of action, controversies, disputes, and conflicts between the Debtor and any other party, including but not limited to any causes of action for objections to claims, preferences or fraudulent transfers and obligations or equitable subordination; and to enter any Order assuring that good, sufficient and marketable legal title is conveyed to the purchaser of the Debtor's property.

            (d) to consider any necessary valuation issues under Section 506 of the Code, and any proceeding to determine the amount, validity and priority of liens, in connection with the Debtor's property.

            (e) to determine the rights of any party in respect of the assumption or rejection of any executory contracts or unexpired leases.

            (f) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or Order of Confirmation, as may be necessary to carry out the purposes and intent of this Plan.

            (g) to modify this Plan after Confirmation, pursuant to the Code.

            (h) to enforce and interpret the terms and conditions of the Plan.

            (i) to enter Orders to enforce the title, rights and power of the Estate as the Court may deem necessary.

            (j) to enter Orders concluding and closing this case.

                                    ARTICLE X

                             OFFICERS AND DIRECTORS

            The following individuals shall hold the position indicated as an officer and/or director of the Reorganized Debtor, at the compensation stated, subject to change by action of the Board of Directors. They are insiders.

    President, CEO and Director         Edward Steele              $167,500.00

    Vice President And Director         Edward Pearson              $75,000.00

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    Secretary & Treasurer              John Klecha                $ 75,000.00
    Director                           Paul Wu                    $ NONE

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.1 HEADINGS. Headings are utilized in this Plan for the convenience of reference only, and shall not constitute a part of this Plan for any other purpose.

            11.2 DEFECTS, OMISSIONS AND AMENDMENTS. This Plan may be altered, amended or modified by Debtor before or after the Confirmation Date as provided in Section 1127 of the Code.

            11.3 GOVERNING LAW. Except to the extent that the Code is applicable, all rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

            11.4 SEVERABILITY. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this plan.

            11.5 REGULATORY APPROVAL. No regulatory approval is necessary for the confirmation of this Plan.

            11.6 SAVINGS CLAUSE. Any minor defect or inconsistency in the Plan may be corrected or amended by the Confirmation Order.

            11.7 NO ADMISSIONS. The preparation and filing of this Plan and the Disclosure Statement were undertaken, in part, as a means of settling disputes among various parties in interest in the Case and is offered by the Proponent, in part, as an offer in compromise by the Proponent in the Plan to other parties in interest in the Case. No statement or omission by Proponent in the Plan or the

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

Disclosure Statement, including any statement concerning the estimated Allowed Amount of any Claim, shall preclude or estop the Proponent from objecting to any Claim, and no such statement or omission shall constitute, or be deemed to constitute, any type of admission, waiver or estoppel on the part of the Proponent, and nothing stated or unstated by the Proponent shall be admissible against the Proponent except in the hearings on the adequacy of the Disclosure Statement and the confirmation of the Plan.

            DATED:  December 17, 1997

                                               The Singing Machine Company, Inc.

                                               By: /s/ JOHN KLECHA
                                                   ---------------
                                                   John Klecha, Secy./Treas.

      I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 910(A).

                                                FURR AND COHEN, P.A.
                                                Attorney for Debtor
                                                1499 W. Palmetto Park Road
                                                Suite 412
                                                Boca Raton, FL  33486
                                                561-395-0500

                                                By: /s/ LISA J. CHAIKLIN AFLALO
                                                    ---------------------------
                                                ROBERT C. FURR, ESQ.
                                                Florida Bar No. 210854
                                                LISA J. CHAIKLIN AFLALO, ESQ.
                                                Florida Bar No. 873179

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